                                                                    EXHIBIT 23.5



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement No. 33-54996 on Form S-4 and related Prospectus of Service Corporation International for the registration of debt securities and common stock and to the incorporation by reference therein of our report dated December 22, 1994, with respect to the consolidated financial statements of Gibraltar Mausoleum Corporation and subsidiaries for the year ended September 30, 1994 included in the Form 8-K filed by Service Corporation International September 5, 1995 with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP



October 31, 1995


Indianapolis, Indiana